SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

DIVERSA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

Filed by Diversa Corporation pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

On January 6, 2003, Diversa Corporation filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, filing the material agreements that it recently entered into with Syngenta Participations AG. The press release announcing Diversa’s agreements with Syngenta was filed as an exhibit to a Current Report on Form 8-K that Diversa filed with SEC on December 4, 2002. The text of the Current Report on Form 8-K that Diversa filed with the SEC on January 6, 2003 follows. The material agreements that Diversa filed as exhibits to the Current Report on Form 8-K that Diversa filed with the SEC on January 6, 2003, which are referred to below, are incorporated by reference in this filing from that Current Report on Form 8-K.

TEXT OF CURRENT REPORT ON FORM 8-K FILED BY DIVERSA CORPORATION ON JANUARY 6, 2003

Item 5.    Other Events.

On December 3, 2002, Diversa Corporation, a Delaware corporation (“Diversa”) entered into a series of agreements with Syngenta Participations AG, a corporation organized under the laws of Switzerland (“Syngenta”), and Torrey Mesa Research Institute, a Delaware corporation and an indirect, wholly-owned subsidiary of Syngenta (“TMRI”). These agreements provide that Diversa will, among other actions:

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collaborate with Syngenta to enhance the biotechnology research platform developed at TMRI and to discover and develop products for plant science applications, including plant traits and products for the food, animal feed and natural fiber markets, as well as antibody and biopharma products under projects to be agreed to between Diversa and Syngenta;

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acquire licenses from Syngenta to intellectual property rights used in activities conducted at TMRI that primarily involve tools, technologies and methods relating to proteomics, metabolomics, RNA dynamics, and bioinformatics and methods to analyze and link these components of genomics or that primarily relate to TMRI’s fungal program, for use outside of Syngenta’s exclusive field as defined in the Research Collaboration Agreement entered into between Diversa and Syngenta; and

•	purchase certain assets of Syngenta and TMRI relating to TMRI’s research activities and assume certain miscellaneous liabilities under equipment maintenance contracts.

In connection with the foregoing, Diversa intends to issue to Syngenta or its affiliates shares of its common stock that will represent 14% of its outstanding common stock as of the time it consummates its proposed transactions with Syngenta and TMRI, and a warrant to purchase additional shares of its common stock at an initial exercise price of $22 per share that will represent 3% of its outstanding common stock as of that time, in each case after giving effect to those issuances and assuming the full exercise of the warrant. Diversa also intends to hire a significant number of TMRI employees, effective as of the consummation of its proposed transactions with Syngenta and TMRI. Diversa expects that it will use the licenses described above that it intends to acquire from Syngenta primarily in the pharmaceutical field.

The common stock and the warrant, and the shares of Diversa’s common stock issuable upon exercise of the warrant, that Diversa intends to issue in connection with its proposed transactions with Syngenta and TMRI will be restricted securities for purposes of federal securities laws. Diversa has agreed to provide Syngenta and its affiliates with certain registration rights for those shares under certain circumstances.

Consummation of Diversa’s proposed transactions with Syngenta and TMRI is subject to a number of conditions, including that Diversa’s stockholders approve the issuances by Diversa of its common stock and the warrant to Syngenta or its affiliates that are referred to above, the expiration of the Hart-Scott-Rodino waiting period, and certain other customary conditions.

Certain of Diversa’s major investors as well as certain of its directors and executive officers entered into a Stockholders Agreement with Syngenta and TMRI pursuant to which they agreed to vote all of the shares of Diversa’s common stock held by them in favor of the issuance of common stock and the warrant to Syngenta or its affiliates for which Diversa will be seeking stockholder approval. Diversa’s stockholders that are parties to the Stockholders Agreement collectively held approximately 27.4% of its outstanding common stock on December 3, 2002.

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The foregoing summary of Diversa’s proposed transactions with Syngenta and TMRI is a general description of certain terms contained in the related Transaction Agreement, Research Collaboration Agreement and Intellectual Property Rights License and is qualified in its entirety by reference to those agreements, copies of which are filed as Exhibits 2.1, 10.46 and 10.47 hereto and are incorporated herein by reference. The Research Collaboration Agreement that we entered into with Syngenta on December 3, 2002 was amended and restated by the parties on January 3, 2003. The descriptions of the warrant that Diversa intends to issue to Syngenta or its affiliates in connection with its proposed transactions with Syngenta and TMRI and the registration rights that Diversa intends to provide Syngenta and its affiliates are also general descriptions of certain terms contained in the related warrant and Registration Rights Agreement and are qualified in their entirety by reference to the related warrant and Registration Rights Agreement, copies of which are filed as Exhibits 4.5 and 4.6 hereto and are incorporated by reference. In addition, the Stockholders Agreement is filed hereto as Exhibit 2.2 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 about Diversa. These include statements related to: Diversa’s and Syngenta’s consummation of the proposed transactions among them and TMRI; the ability of Diversa’s and Syngenta’s collaboration and the proposed transactions among them and TMRI to enhance the biotechnology research platform developed at TMRI and to discover and develop products for plant science applications, as well as antibody and biopharma products; the ability of Diversa’s and Syngenta’s collaboration and the proposed transactions among them and TMRI, including Diversa’s acquisition of certain licenses from Syngenta, to accelerate product development and advance Diversa’s pharmaceutical program; the ability of Diversa to hire a significant number of TMRI employees in connection with its proposed transactions with Syngenta and TMRI; Diversa’s expected uses for the licenses that it intends to acquire from Syngenta in connection with its proposed transactions with Syngenta and TMRI; whether Diversa will be able to obtain stockholder approval for its issuance of common stock and the warrant to Syngenta or its affiliates in connection with its proposed transactions with Syngenta and TMRI; and generally the ability of Diversa and Syngenta to realize the expected benefits of the collaboration and proposed transactions among them and TMRI, all of which are prospective. Such statements are only predictions, and the actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to: risks involved with either Diversa or Syngenta failing to satisfy the closing conditions for the proposed transactions among them and TMRI; either Diversa or Syngenta failing to devote adequate resources to the collaboration between them; Diversa’s and Syngenta’s new and uncertain technologies and the utility of these technologies to enable the collaboration to discover, develop and successfully commercialize products; the collaboration’s dependence on patents and proprietary rights; Diversa’s and Syngenta’s protection and enforcement of their patents and proprietary rights; the development or availability of competitive products or technologies; and Diversa’s failure to attract and retain a significant number of TMRI employees. Certain of the foregoing factors and others are more fully described in Diversa’s filings with the Securities and Exchange Commission, including, but not limited to, Diversa’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. These forward-looking statements speak only as of the date hereof. Diversa expressly disclaims any intent or obligation to update these forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT DIVERSA’S PROPOSED TRANSACTIONS WITH SYNGENTA

Diversa has filed a preliminary proxy statement concerning its proposed transactions with Syngenta with the SEC. Investors and security holders are advised to read the preliminary proxy statement related to the proposed transactions, because it contains important information related to the transactions. Investors and security holders may obtain a free copy of the preliminary proxy statement and other documents filed by Diversa with the SEC at the SEC’s website at http://www.sec.gov. The preliminary proxy statement and any other documents filed by Diversa with the SEC may also be obtained free of charge from Diversa by directing such request to Diversa Corporation, 4955 Directors Place, San Diego, CA 92121, Attn: Investor Relations, or by calling Diversa at (858) 526-5000 or e-mailing Diversa at information@diversa.com. Diversa will file a definitive proxy statement with the SEC relating to its proposed transactions with Syngenta prior to the consummation of those transactions, which may contain additional or different information from that contained in the preliminary proxy statement. Investors and security holders are advised to read the definitive proxy statement when it becomes available because it will contain important information relating to Diversa’s proposed transactions with Syngenta. The definitive proxy statement (when available) may be obtained from the same sources as are described above with respect to the preliminary

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proxy statement.

INFORMATION CONCERNING PARTICIPATION IN DIVERSA’S PROXY SOLICITATION

Diversa and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Diversa with respect to Diversa’s proposed transactions with Syngenta. Information regarding such executive officers and directors is included in Diversa’s Proxy Statement for its 2002 Annual Meeting of Stockholders filed with the SEC on April 2, 2002. This document is available free of charge at the SEC’s website at http://www.sec.gov. Investors and security holders may obtain additional information about the interests of the executive officers and directors of Diversa in Diversa’s proposed transactions with Syngenta by reviewing the preliminary proxy statement related to those transactions that has been filed with the SEC, and, when it is available, the definitive proxy statement related to those transactions that will also be filed with the SEC.

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